Exhibit No. 99.1



                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.
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                                  PRESS RELEASE
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FOR IMMEDIATE RELEASE                                CONTACT:

Keystone Consolidated Industries, Inc.               Bert E. Downing, Jr.
5430 LBJ Freeway, Suite 1740                         Vice President - Chief
Dallas, Texas 75240-2697                             Financial Officer
(972) 458-0028                                       (972) 458-0028

                 KEYSTONE REACHES AGREEMENT WITH RETIREE GROUPS

     DALLAS, TEXAS . . . October 25, 2004 . . . Keystone Consolidated Industries, Inc. (KESNQ.PK) today announced that it has reached an agreement (the "Agreement") with three retiree groups relative to non-pension benefits to be provided to such retiree groups. The three retiree groups are the Independent Steel Workers Alliance Post May1993 retirees, the Metalcrafters hourly retirees and the Keystone Management Pre November1982 retirees. Keystone previously filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code on February 26, 2004 and has been operating under Court ordered Interim Relief under Section 1114 of the Bankruptcy Code with respect to benefits provided to these retiree groups.

     The Agreement with the retiree groups provides that after confirmation of a Plan of Reorganization, Keystone will, among other things:

o    Distribute a lump-sum cash payment to the retiree group;
o Continue to pay life insurance premiums and Medicare Part B reimbursements at the same levels and to the same retirees and, if applicable, their spouses or dependents, as the Company had prior to the Bankruptcy filing;
o Commence making monthly specified minimum payments to all retirees, spouses and dependents whose healthcare benefits were adversely impacted by the Interim Relief (the "Affected Retirees"). In addition to the minimum monthly payments to the Affected Retirees, the Company may also be required to make additional monthly contributions subject to certain conditions;
o Pay the so called pipeline claims of all retirees as of the petition date that still remain unpaid; and
o Provide the Affected Retirees with the opportunity to participate in Keystone's sponsored health plans with the Affected Retirees paying premiums to Keystone to purchase such coverage.

     The Agreement also provides the Affected Retirees with agreed upon unsecured claims in the Chapter 11 bankruptcy proceeding as well as certain other rights and payments in the event of the future occurrence of either a material event or sale event, both as defined in the Agreement.

     The Agreement must be approved by the Bankruptcy Court in Milwaukee before it becomes effective.

     As previously announced, the Company has negotiated and obtained Court approval of an amendment to the collective bargaining agreement with the Independent Steel Workers Alliance and has filed a Plan of Reorganization and Disclosure Statement. Keystone believes this Agreement with the Retirees is another major step forward in the Company's efforts to complete a successful restructuring and the Company and its advisors will continue to work diligently in an effort to achieve its goal of exiting the bankruptcy process around the end of the year.

     As provided by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions that statements in this Release relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "may," "should," "could," "anticipates," "expected," or comparable terminology, or by discussions of strategies or trends. Although Keystone believes the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such forward-looking statements. While it is not possible to identify all factors, Keystone continues to face many risks and uncertainties. Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed in this Release and those described from time to time in the Company's other filings with the Securities and Exchange Commission including, but not limited to:

o Future supply and demand for the Company's products (including cyclicality thereof),
o    Customer inventory levels,
o Changes in raw material and other operating costs (such as ferrous scrap and energy)
o    General economic conditions,
o    Competitive products and substitute products,
o    Changes in customer and competitor strategies,
o    The impact of pricing and production decisions,
o    The possibility of labor disruptions,
o Environmental matters (such as those requiring emission and discharge standards for existing and new facilities),
o    Government regulations and possible changes therein,
o Significant increases in the cost of providing medical coverage to employees and retirees,
o The ability to successfully obtain reductions in the Company's operating costs, including achieving relief from the current provisions of agreements relative to healthcare with certain retiree groups,
o The ability of the Company to successfully renegotiate the terms of certain of its indebtedness,
o    The ultimate resolution of pending litigation,
o International trade policies of the United States and certain foreign countries,
o    A successful reorganization and exit from the bankruptcy process,
o    Any possible future litigation, and
o    Other risks and uncertainties as discussed in this Release.

     Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. Keystone disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

     Keystone Consolidated Industries, Inc. is headquartered in Dallas, Texas. The company is a leading manufacturer and distributor of fencing and wire products, wire rod, industrial wire, nails and construction products for the agricultural, industrial, construction, original equipment markets and the retail consumer. Keystone's common stock is traded under the Symbol: KESNQ.PK. Up to date information concerning the bankruptcy case, copies of Bankruptcy Court filings and orders issued by the Bankruptcy Court may be found at http://www.kccllc.com .


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